Exhibit 10.46

AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT (“Agreement”) is executed as of August 13, 2014 (the “Effective Date”), by and between GREENHOUSE REAL ESTATE, LLC, a Texas limited liability company (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”). The Borrower and Lender are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

A.	Borrower has requested that Lender amend and restate the Building Loan Agreement, dated as of October 8, 2013, between Borrower and Lender (as amended by the Consent and First Amendment to Loan Agreement, dated as of April 15, 2014, the “Prior Loan Agreement”), which the Lender is agreeable to granting subject to the terms and conditions contained herein.

B.	Borrower owns certain real property described in Exhibit A hereto (“Property”).

C.	NOW, THEREFORE. Borrower and Lender agree to amend and restate the Prior Loan Agreement as follows:

ARTICLE 1. LOAN

1.1	LOAN. By and subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of TWELVE MILLION SEVEN HUNDRED FORTY THOUSAND AND NO/100THS DOLLARS ($12,740,000.00) (“Loan”), said sum to be evidenced by a Real Estate Term Note of even date herewith (“Note”). Borrower acknowledges and agrees that as of the Effective Date $12,740,000.00 in principal amount of loan is outstanding under the Prior Loan Agreement, and all of such loan shall constitute Loan under this Agreement. The Note shall continue to be secured, in part, by that certain Amended and Restated Deed of Trust, Assignment of Rent and Leases, Security Agreement and Fixture Filing, dated as of the Effective Date (as amended, restated, supplemented or otherwise modified from time to time, the “Deed of Trust”), which amended and restated Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of October 8, 2013 and recorded under Instrument # D213269290 in Tarrant County, Texas , encumbering the Property. The obligations of the Borrower under the Loan will continue to be guaranteed by MICHAEL CARTWRIGHT, an individual (“Cartwright”), JERROD MENZ, an individual (“Menz”), AMERICAN ADDICTION CENTERS, INC., a Nevada corporation (“AAC”), and BEHAVIORAL HEALTHCARE REALTY, LLC, a Delaware limited liability company (“BHR” and, collectively, together with Cartwright, Menz and AAC, “Guarantors”,) pursuant to those certain Repayment Guaranty, dated as of October 8, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Repayment Guaranty”), and the Completion Guaranty, dated as of October 8, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Completion Guaranty”). Amounts disbursed to or on behalf of Borrower pursuant to the Note used or shall be used to finance the Property and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents, as described below. The Loan is not a revolving credit line, and no payments or credits shall increase the maximum amount of advances available from the Loan. Once repaid, whether such repayment is voluntary or required, the Loan may not be reborrowed.

1.2	LOAN DOCUMENTS. To the extent not previously delivered to Lender, Borrower shall deliver to Lender concurrently with this Agreement the Note and any other documents required by Lender, as amended, supplemented, replaced or modified from time to time, each properly executed and in recordable form, as applicable, described in Exhibit B (“Loan Documents”) together with those documents described in Exhibit B as other related documents.

1.3	MATURITY DATE. The maturity date of the Loan shall August 13, 2019 (“Maturity Date”).

1.4	FULL REPAYMENT AND SATISFACTION. Upon receipt of all sums owing and outstanding under the Loan Documents, Lender shall issue a full release and reconveyance of the Property and Improvements from the lien of the Deed of Trust; provided, however, that each of the following conditions shall be satisfied at the time of, and with respect to, such release and reconveyance: (a) Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such satisfaction and any sums then due and payable under the Loan Documents; (b) Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property; and (c) Lender’s obligation, if any, to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such release and reconveyance, and any commitment of Lender to lend any undisbursed portion of the Loan shall be cancelled.

ARTICLE 2. DISBURSEMENT

2.1	CONDITIONS PRECEDENT. Lender’s obligation to enter into this Agreement and to consummate the transactions contemplated by this Agreement shall be subject to satisfaction of each of the following conditions precedent:

a.	To the extent not previously delivered to Lender, Lender shall have received fully executed originals of all Loan Documents, the Guaranties and any other documents, instruments, policies, title endorsements, and other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents;

b.	There shall exist no Default as defined in this Agreement or any of the other Loan Documents or any event, omission or failure of condition which would constitute a Default after notice or lapse of time, or both;

c.	Lender shall have received an executed copy of a lease (‘‘GTC Lease’’), in form and substance acceptable to Lender, executed by Borrower, as “Landlord”, and Greenhouse Treatment Center, LLC, a Texas limited liability company (“GTC”), as “Tenant’’;

d.	Lender shall have received an executed copy of the guaranty to the GTC lease, in form and substance acceptable to Lender, executed by AAC as guarantor;

e.	Lender shall have obtained an appraisal of the Property, at Borrower’s expense, indicating, to the reasonable satisfaction of Lender, that the ratio of (x) the principal balance of the Loan to (y) the most recent appraised value of the Property based on the appraisal obtained by Lender prior to the date hereof, as adjusted by Lender in its sole discretion upon its review of the most recent appraisal does not exceed 65%; and

f.	Lender shall have received a copy of AAC’s annual financial statements for the fiscal year ending December 31, 2013, which financial statements shall be audited by an independent certified public accountant (“CPA”) acceptable to Lender and a copy of AAC’s quarterly financial statements for the fiscal quarter ending March 31, 2014.

2.2	POST-CLOSING COVENANTS.

a.	After the Effective Date, Borrower shall deliver a date down endorsement issued by Steward Title Guaranty Company with respect to the existing title report with respect to the Property delivered to Lender, in form and substance reasonably acceptable to Lender, together with such endorsements as Lender may reasonably require.

2.3	FUNDS TRANSFER DISBURSEMENTS.

a.	Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or, (ii) made in Borrower’s name and accepted by Lender in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Lender may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to affect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by the Borrower. Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Lender takes these actions Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision or the Loan Documents. Borrower agrees to notify Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within 14 days after Lender’s confirmation to Borrower of such transfer.

b.	Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Lender may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization; (ii) require use of a bank unacceptable to Lender or prohibited by government authority; (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Lender to violate any applicable law or regulation.

c.	Lender shall not be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement.

ARTICLE 3. INSURANCE

Borrower shall, while any obligation of Borrower or Guarantors under any Loan Document remains outstanding, maintain at Borrower’s sole expense, with licensed insurers approved by Lender, the following policies of insurance in form and substance satisfactory to Lender:

3.1	TITLE INSURANCE. A standard Texas promulgated form Policy of Title Insurance (“Title Policy”) issued by Stewart Title Guaranty Company, insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the Deed of Trust upon the Property, subject only to matters approved by Lender in writing. During the term of the Loan, Borrower shall deliver to Lender, within 5 days of Lender’s written request, such other endorsements to the Title Policy as Lender may reasonably require.

3.2	PROPERTY INSURANCE. An All Risk/Special Form Property Insurance policy, including without limitation, theft coverage and such other coverages and endorsements as Lender may require, insuring Lender against damage to the Property in an amount not less than 100% of the full replacement cost of the Property. Such coverage shall adequately insure any and all Loan collateral, whether such collateral is onsite, stored offsite or otherwise. Lender shall be named on the policy as Mortgagee and named under a Lender’s Loss Payable Endorsement or Standard Mortgagee Clause Endorsement (in form acceptable to Lender).

3.3	FLOOD HAZARD INSURANCE. A policy of flood insurance, as required by applicable governmental regulations, or as deemed necessary by Lender, in an amount required by Lender, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.

3.4	LIABILITY INSURANCE. A policy of Commercial General Liability insurance on an occurrence basis, with coverages and limits as required by Lender, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property.

3.5	OTHER COVERAGE. Borrower shall provide to Lender evidence of such other reasonable insurance in such reasonable amounts as Lender may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located. Such coverage requirements may include but are not limited to coverage for earthquake, acts of terrorism, mold, business income, delayed business income, rental loss, sink hole, soft costs, tenant improvement or environmental.

3.6	GENERAL. Borrower shall provide to Lender insurance certificates or other evidence of coverage in form acceptable to Lender, with coverage amounts, deductibles, limits and retentions as required by Lender. All insurance policies shall provide that the coverage shall not be cancelable or materially changed without 10 days prior written notice to Lender of any cancellation for nonpayment of premiums, and not less than 30 days prior written notice to Lender of any other cancellation or any modification (including a reduction in coverage). Lender shall be named under a Lender’s Loss Payable Endorsement or a Standard Mortgagee Clause Endorsement (in form acceptable to Lender) on all insurance policies which Borrower actually maintains with respect to the Property. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to Lender.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date and continuing thereafter, until the repayment of the Loan and other obligations under the Loan Documents in full in cash and the full release and reconveyance of the lien of the Deed of Trust, the following. As used in this Agreement, the phrase “to the best of Borrower’s knowledge” shall mean the actual knowledge of Cartwright and Menz after reasonable investigation and inquiry.

4.1	AUTHORITY/ENFORCEABILITY. To the best of Borrower’s knowledge, Borrower is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own and operate the Property as contemplated by the Loan Documents.

4.2	BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations are the valid and binding obligations of Borrower.

4.3	COMPLIANCE WITH LAWS. To the best of Borrower’s knowledge, Borrower has, and at all times shall have, all permits, licenses, exemptions, and approvals necessary to occupy, operate and market the Property, and shall maintain compliance with all governmental requirements applicable to the Property, and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business. To the best of Borrower’s knowledge, the Property is a legal parcel lawfully created in full compliance with all subdivision laws and ordinances. Without limiting the generality of the foregoing, GTC will have all permits, licenses, exemptions, and approvals necessary to use and operate the Property as an outpatient treatment facility, and such use and operation of the Property constitutes a permitted use under all applicable zoning regulations.

4.4	LITIGATION. Except as disclosed to Lender in writing, to the best of Borrower’s knowledge, there are no claims, actions, suits, or proceedings pending, or to the best of Borrower’s knowledge threatened, against Borrower or any Guarantor or affecting the Property.

4.5	FINANCIAL CONDITION. All financial statements and information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of Borrower, the Property, the partners, joint venturers or members of Borrower, and/or any Guarantor, fairly and accurately represent the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

4.6	ACCURACY. To the best of Borrower’s knowledge, all reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.

4.7	UTILITIES. All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the occupancy of the Property are available at the Property.

4.8	BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of Borrower.

4.9	CONSTRUCTION. Construction work and activity will be performed at the Property, subject to Lender’s approval pursuant to the terms of the Loan Documents.

ARTICLE 5. HAZARDOUS MATERIALS

5.1	SPECIAL REPRESENTATIONS AND WARRANTIES. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby represents and warrants to the best of Borrower’s knowledge as of the date of this Agreement as follows:

a.	Hazardous Materials. Except as previously disclosed to Lender, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants or contaminants” under the Hazardous Materials Laws, as described below, and/or any other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”). “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of the Property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.

b.

Hazardous Materials Laws. The Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: any and all applicable federal, state or local directive, statute, law, rule, regulation, ordinance or rule of common law in effect and any judicial or administrative decisions, including any judicial or administrative order, consent decree or judgment, relating to the control of any pollutant or hazardous material, the protection of the environment or the effect of the environment on human health, including the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1252 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, as

amended, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Occupational Safety and Health Act, as amended, 20 U.S.C. Section 65 i el seq.; and applicable state and local laws, regulations or requirements that govern (i) the existence, cleanup and/or remedy of contamination on Property; (ii) the protection of the environment from released, spilled, deposited or otherwise emplaced contamination; (iii) the control of hazardous wastes; or (iv) the use, generation, transport, treatment, removal or recovery of Hazardous Materials, including any and all building materials.

c.	Hazardous Materials Claims. There are no claims or actions (“Hazardous Materials Claims”) known to, pending or threatened against Borrower or the Property by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

d.	Border Zone Property. There has been no occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to become contaminated through the migration of Hazardous Materials onto, above or under the Property.

5.2	HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:

a.	No Hazardous Activities. Borrower shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

b.	Compliance. Borrower shall comply and cause the Property to comply with all Hazardous Materials Laws.

c.	Notices. Borrower shall immediately notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property; (ii) any knowledge by Borrower that the Property do not comply with any Hazardous Materials Laws; (iii) any Hazardous Materials Claims known to Borrower; and (iv) Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to become contaminated with Hazardous Materials.

d.	Removal and/or Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property, Borrower shall immediately take, at Borrower’s sole expense, all actions required by any Hazardous Materials Laws or any regulatory agency, governing body, judgment, consent decree, settlement or compromise with respect to any Hazardous Materials Claims.

5.3	INSPECTION BY LENDER. Upon reasonable prior notice to Borrower, Lender, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Property during normal business hours for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

5.4	HAZARDOUS MATERIALS INDEMNITY. Borrower hereby agrees to defend, indemnify and hold harmless Lender, its directors, officers, employees, agents, successors and assigns from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including, without limitation, attorneys’ fees and expenses) which Lender may incur as a direct or indirect consequence of the use, generation, release, manufacture, storage, disposal, threatened disposal, transportation or presence of Hazardous Materials in, on, under or about the Property. Borrower shall immediately pay to Lender upon demand any amounts owing under this indemnity, together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note. Borrower’s duty and obligations to defend, indemnify and hold harmless Lender shall survive the cancellation of the Note and the release, reconveyance or partial reconveyance of the Deed of Trust.

5.5	LEGAL EFFECT OF SECTION. Borrower and Lender agree that Borrower’s duty to indemnify Lender hereunder shall survive: (i) any judicial or non-judicial foreclosure under the Deed of Trust, or transfer of the Property in lieu thereof; (ii) the release and reconveyance or cancellation of the Deed of Trust; and (iii) the satisfaction of all of Borrower’s obligations under the Loan Documents.

ARTICLE 6. COVENANTS OF BORROWER

6.1	EXPENSES. Borrower shall immediately pay to Lender upon demand: (a) all costs and expenses incurred by Lender in connection with the administration of this Agreement, the other Loan Documents and any other documents required by Lender during the term of the Loan; and (b) the enforcement or satisfaction by Lender of any of Borrower’s or Guarantors’ obligations under this Agreement, the other Loan Documents and the Guaranty. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, and the cost to Lender of any title insurance premiums, title surveys, tax service contract fees, recording fees, mortgage registration taxes, release, reconveyance and notary fees. If any of the services described above are provided by an employee of Lender, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services.

6.2	LEASING. Borrower will lease the Property to GTC pursuant to the GTC Lease. In the event of the termination of the GTC Lease, Borrower shall use commercially reasonable efforts to maintain all leasable space in the Property leased at no less than fair market rental rates.

6.3	APPROVAL OF LEASES. All leases of all or any part of the Property shall: (a) be upon terms and with tenants approved by Lender prior to Borrower’s execution of any such lease (which approval shall not be unreasonably withheld); and (b) include estoppel, subordination, attornment and mortgagee protection provisions satisfactory to Lender. All standard lease forms and any material deviation from any form, shall be approved by Lender prior to execution of any lease using such form.

6.4	INCOME TO BE APPLIED TO DEBT SERVICE. After the occurrence of a Default and during the pendency of a Default, Borrower shall apply all gross operating income from the Property only to the payment of operating expenses directly attributable to the Property and the payment of accrued interest and outstanding principal on the Loan. To the extent such gross operating income exceeds such operating expenses, such excess shall be used first to pay accrued interest (regardless of any interest reserve) and then to pay the outstanding principal on the Loan. After the occurrence of a Default, no gross operating income shall be distributed to any partner, venturer, member or equity investor of Borrower until such Default has been cured.

6.5	SUBDIVISION MAPS. Prior to recording any final map, plat, parcel map. lot line adjustment or other subdivision map of any kind covering any portion of the Property (“Subdivision Map”), Borrower shall submit such Subdivision Map to Lender for Lender’s review and approval, which approval shall not be unreasonably withheld. Within 10 Business Days (as defined in the Note) after Lender’s receipt of such Subdivision Map, Lender shall provide Borrower written notice if Lender disapproves of said Subdivision Map. Lender shall be deemed to have approved the Subdivision Map if such notice is not provided to Borrower. Within 5 Business Days after Lender’s request, Borrower shall execute, acknowledge and deliver to Lender such amendments to the Loan Documents as Lender may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Deed of Trust recorded in connection with such amendments, Borrower shall deliver to Lender, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Lender insuring the continued first priority lien of the Deed of Trust. Subject to the execution and delivery by Borrower of any documents required under this Section, Lender shall, if required by applicable law, sign any Subdivision Map approved, or deemed to be approved, by Lender pursuant to this Section.

6.6	FURTHER ASSURANCES. Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts reasonably necessary, desirable or proper, as determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.

6.7	ASSIGNMENT. Without the prior written consent of Lender, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lender would not make the Loan except in reliance on Borrower’s expertise, reputation, prior experience in developing and constructing commercial real property for dependency treatment facilities, Lender’s knowledge of Borrower, and Lender’s understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists.

6.8	INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE OR RECONVEYANCE OF THE DEED OF TRUST.

6.9	DERIVATIVE DOCUMENTS. Promptly upon request by Lender, Borrower shall enter into an interest rate swap transaction (or an amendment to existing rate swap transaction) with Lender or with another counterparty reasonably acceptable to Lender (such transaction, together with all documents and agreements relating thereto, including any ISDA Master Agreement, Schedule and/or Confirmation, together with all modifications, extensions, renewals and replacement thereof, is hereinafter referred to as the “Swap Contract”) to cover a notional amount of not less than 100%of the outstanding principal amount of the Loan for the full term of the Loan and shall maintain in full force and effect such Swap Contract for the full term of the Loan.

ARTICLE 7. REPORTING COVENANTS

7.1	FINANCIAL INFORMATION. Borrower shall deliver its tax return, prepared by a CPA and signed by Borrower, to Lender within 30 days after filing, but in no event later than November 15 of each year following the tax year to be reported, together with any other financial information including, without limitation, financial statements, cash flow projections, and operating statements as may be reasonably requested by Lender. Borrower shall also deliver to Lender the current CPA-audited, consolidated, annual financial statements (including, without limitation, an income and expense statement and a balance sheet) of AAC Holdings, Inc. (“Holdings”) and its subsidiaries as soon as available but in no event later than 120 days after the end of its fiscal year. Borrower shall also deliver to Lender the internally prepared, consolidated, quarterly financial statements (including, without limitation, an income and expense statement and a balance sheet) of Holdings and its subsidiaries as soon as available but in no event later than 45 days after the end of each fiscal quarter. Borrower shall cause each of Cartwright and Menz to deliver to Lender his self-prepared personal financial statement as soon as available, but in no event later than April 30 of each year following the tax year to be reported and his signed, CPA-prepared tax return within 30 days after filing but in no event later than November 15 each year end following the tax year to be reported.

Within 30 days of Lender’s request, Borrower shall also deliver to Lender such annual or quarterly and other financial information, as the case may be, regarding any persons or entities in any way obligated on the Loan as Lender may specify. If audited financial information is prepared, Borrower shall deliver to Lender copies of that information within 45 days of its final preparation or not later than would be required by this Section 7.1, whichever is earlier. Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with generally accepted accounting principles consistently applied.

7.2	LEASING REPORTS AND OPERATING STATEMENTS. Borrower shall deliver to Lender quarterly rent rolls, leasing schedules and reports. operating statements and/or such other leasing information as Lender shall request with respect to the Property, each in form and substance satisfactory to Lender.

7.3	UPDATED APPRAISAL; REMARGIN REQUIREMENT. Lender shall have the right (but not the obligation) at any time, and from time to time, during the term of the Loan, in Lender’s discretion, to request and obtain from an appraiser acceptable to Lender, an updated appraisal of the Property, which includes an opinion of value and supporting information reasonably acceptable to Lender. Lender will do everything in its control to contain the cost of the appraisal. If such an appraisal is obtained, Borrower agrees to cooperate with any appraiser, allow access to the Property and provide copies of leases, operating statements, plans and any other information reasonably requested by such appraiser. Borrower shall pay to Lender, within thirty (30) days following demand: (a) the cost of the updated appraisal; provided, however. that Borrower shall not be required to pay for more than one such appraisal in a given calendar year if a Default does not then exist; and (b) the amount, if any, by which the then outstanding balance of the Loan exceeds 65% of the then most recent appraised value of the Property, as adjusted by Lender in its sole discretion upon its review of the appraisal. Upon Borrower’s payment for the updated appraisal and execution of Lender’s then standard form of appraisal indemnity agreement, Borrower may obtain a copy of the updated appraisal if a Default does not then exist.

7.4	FINANCIAL CONDITION. Borrower shall maintain its financial condition during the term of this Agreement according to the following schedules, using generally accepted accounting principles, consistently applied:

a.	From and after the Effective Date, Borrower shall cause Holdings to maintain, a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00 as of each fiscal quarter end, determined on a rolling 4-quarter basis. For purposes hereof, (A) the term “Fixed Charge Coverage Ratio” means for Holdings and its subsidiaries, on a consolidated basis, (x) the aggregate of EBITDA (as defined in the AAC Credit Agreement) minus (1) 100% of Capital Expenditures (as defined in the AAC Credit Agreement, as defined below) during such period, minus (2) Restricted Payments (as defined in the AAC Credit Agreement) made by Holdings, AAC or BHR to its equity holders during such period (without duplication), excluding any Restricted Payments in connection with the Initial Reorganization Transactions (as defined in the AAC Credit Agreement) paid on April 15, 2014 that are permitted under the AAC Credit Agreement, minus (3) total amount of Permitted Acquisitions (as defined in the AAC Credit Agreement) made during such period divided by (y) the aggregate of total interest expense for such period plus scheduled debt amortization or maturity payments or redemptions for such period, excluding, however, for purposes of this clause (y), the Reliant Debt (as defined in the AAC Credit Agreement) to the extent repaid with the proceeds of the Holdings IPO (as defined in the AAC Credit Agreement) and the Existing Term Loan B (as defined in the AAC Credit Agreement); and (B) the term “AAC Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of April 15, 2014, by and among Holdings, Borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent and collateral agent, as amended, restated, supplemented or otherwise modified from time to time.

ARTICLE 8. DEFAULTS AND REMEDIES

8.1	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

a.	Monetary. Borrower’s failure to pay within 5 days when due any sums payable under the Note or any of the other Loan Documents or Borrower’s failure to deposit any funds as and when required under this Agreement; or

b.	Performance of Obligations. Borrower’s or any Guarantor’s failure to perform any obligation, covenant or condition under this Agreement, the Note or any of the other Loan Documents; provided, however, that if a cure period is provided for the remedy of such failure. Borrower’s or such Guarantor’s failure to perform will not constitute a Default until such date as the specified cure period expires; or

c.	Lien; Attachment; Condemnation. (i) The recording or service upon Lender of any claim of lien against the Property and the continuance of such claim of lien for 30 days after such recording or service without discharge, satisfaction or provision for payment being made by Borrower in a manner satisfactory to Lender; or (ii) the condemnation, seizure or appropriation of or occurrence of an uninsured casualty with respect to, any material portion of the Property; or (iii) the sequestration or attachment, or any levy or execution upon, any of the Property or any other collateral provided by Borrower or any other party under any of the Loan Documents which is not released, expunged or dismissed within 30 days; or

d.	Representations and Warranties. (i) The failure of any representation or warranty of Borrower or any Guarantor in any of the Loan Documents and the continuation of such failure for more than 30 days after written notice to Borrower or Guarantor from Lender requesting that Borrower or such Guarantor cure such failure; or (ii) any material adverse change in the financial condition of Borrower, any Guarantor, or any indemnitor from the financial condition represented to Lender as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Lender; or

e.	Bankruptcy; Insolvency; Dissolution. (i) The filing of by Borrower, any Guarantor, any partner or member of Borrower, any indemnitor or any non-borrower trustor of a petition for relief under the Bankruptcy Reform Act of 1978 (11 USC Section 101-1330) as now or hereafter amended or recodified (“Bankruptcy Code”), or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing against Borrower, any Guarantor, any partner or member of Borrower, any indemnitor or any non-borrower trustor of an involuntary proceeding under the Bankruptcy Code or other debtor relief law and the failure of Borrower to effect a full dismissal of such proceeding within 30 days after the date of filing such proceeding; (iii) a general assignment by Borrower, any Guarantor, any partner or member of Borrower, any indemnitor or any non-borrower trustor for the benefit of creditors; or (iv) Borrower, any Guarantor, any partner or member of Borrower, any indemnitor or any non-borrower trustor applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or

f.	Borrower; Key Person or Entity. The retirement, death, incapacity or withdrawal of Borrower or any Guarantor, if an individual, or the retirement, death, incapacity or withdrawal of Michael Cartwright as manager of Borrower and Borrower’s failure to provide a substitute or replacement reasonably acceptable to Lender within 30 days after the occurrence of any such retirement, death, incapacity or withdrawal; or

g.

Transfer of Assets. The sale, assignment, pledge, hypothecation, mortgage or transfer of all or a substantial portion of the assets of Borrower. Notwithstanding the foregoing or anything in the Loan Documents to the contrary, the Lender hereby consents to (i) the transfer of all of the common equity interests of BHR from Holdings to AAC, (ii) a subsidiary short-form merger of a merger sub owned by Holdings with and into AAC pursuant to which AAC will become a direct wholly-owned subsidiary of Holdings, and (iii) conversion of AAC from a corporation into a limited liability company or other limited liability entity, in each case, without any further consent of Lender (collectively, the “Subsequent BHR Transactions”), provided that the Subsequent BHR Transactions shall be consummated on or prior to March 31, 2015 and Borrower will notify Lender in writing promptly (but, in any event within thirty (30) days) after the consummation of the Subsequent BHR Transactions; or

h.	Derivative Default. The occurrence of a default by Borrower or a termination event with respect to Borrower under any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement howsoever described or defined) at any time entered into between Borrower and Lender in connection with the Loan including, without limitation, the Swap Contract; or

i.	Default Under Guaranty. The occurrence of a default under any guaranty now or hereafter executed in connection with the Loan, including, without limitation, any Guarantor’s (defined parties) or other guarantor’s failure to perform any covenant, condition, or obligation thereunder; or

j.	Default Under Unsecured Indemnity Agreement. The occurrence of a default under that certain Hazardous Materials Indemnity Agreement (Unsecured) executed by Guarantors as Indemnitors, in favor of Lender, of even date herewith, including without limitation, Indemnitor’s failure to perform any covenant, condition, or obligation thereunder; or

k.	Default Under GTC Lease. The occurrence of a default by either landlord or tenant under, or the surrender, abandonment, termination or rescission of the GTC Lease; or

l.	Default Under Other Indebtedness. The occurrence of a default by Borrower or any Guarantor or any affiliate or subsidiary of Borrower or any Guarantor with respect to any other indebtedness, whether as a borrower or a guarantor thereunder, under any agreement with any lender, including without limitation, Lender, or any Disqualified Equity Interests of Borrower, any Guarantor or any of their respective subsidiaries shall be payable or otherwise be required to be paid (if the required payments exceed in the aggregate $500,000) or an event of default (if the outstanding amount of such Disqualified Equity Interests exceeds $500,000) thereunder shall occur. As used herein, the term “Disqualified Equity Interests” means any equity interest that, by its terms (or by the terms of any security or other equity interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loan), (ii) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends in cash, or (iv) is or becomes convertible into or exchangeable for indebtedness or any other equity interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the latest maturity date of the Loan; and the term “Qualified Equity Interests” means any equity interests issued by Holdings (and not by any of its subsidiaries) that is not a Disqualified Equity Interest.

8.2	ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence of any Default specified herein, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Lender may, in addition to all other remedies permitted under the Note and this Agreement and the other Loan Documents and at law or equity, apply the funds of Borrower in its possession, if any, to the sums owing under the Loan Documents and any and all obligations of Lender to fund further disbursements under the Loan shall terminate.

8.3	DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds or other funds of Lender. If such payment is made from proceeds of the Loan, Borrower shall deposit with Lender, upon written demand, an amount equal to such payment within five (5) days of such demand. If such payment is made from funds of Lender, Borrower shall repay such funds upon written demand of Lender within five (5) days of such demand. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

8.4	SET OFF. Upon the occurrence of a Default, Lender may set off any and all amounts due by Borrower against any indebtedness or obligation of Lender to Borrower.

8.5	RIGHTS CUMULATIVE; NO WAIVER. All Lender’s rights and remedies provided in this Agreement, the other Loan Documents and the Guaranty, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms. Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.

ARTICLE 9. MISCELLANEOUS PROVISIONS

9.1	NOTICES. All notices, demands, requests or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered in accordance with the notice provisions contained in the Deed of Trust.

9.2	RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement and the other Loan Documents.

9.3	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged to enforce or defend any provision of this Agreement, any of the other Loan Documents or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of Borrower or in connection with any appeal of a lower court decision, the prevailing Party, as agreed to by the Parties or as determined by the court, shall be entitled to its reasonable attorneys’ fees and expenses and all costs incurred in connection therewith.

9.4	IMMEDIATELY AVAILABLE FUNDS. All amounts payable by Borrower to Lender shall be (a) payable only in United States currency in immediately available funds, and (b) received by Lender at the Denver Loan Center, Attention: Payments, 1700 Lincoln Street, Denver, CO 80203, or at such other places as may be designated in writing by Lender, no later than 11 AM Pacific Standard Time or Pacific Daylight Time, as applicable. Any amounts received after such time shall be credited the next Business Day.

9.5

LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION. Borrower agrees that Lender may elect, at any time, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender’s sole discretion. Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and its operation;

(b) any party connected with the Loan (including, without limitation, the Borrower, any partner of Borrower, any constituent partner or member of Borrower, any Guarantor, any indemnitor and any non-borrower mortgagor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

9.6	LENDER’S AGENTS. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Lender in reimbursement of such costs, as applicable.

9.7	WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED UNDER APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

9.8	SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make any additional advances under the Loan Documents shall not be enforceable by Borrower.

9.9	HEIRS, SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the Parties.

9.10	ATTORNEY IN FACT. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney in fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents. The attorney in fact automatically terminates upon the release and reconveyance of the lien of the Deed of Trust.

9.11	TAX SERVICE. Lender is authorized, at Borrower’s expense, to obtain a tax service contract with a third party vendor which shall provide tax information on the Property satisfactory to Lender.

9.12	TIME. Time is of the essence of each and every term of this Agreement.

9.13	GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the state of Texas, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents and Lender submit to the jurisdiction of: (a) any state or federal court sitting in the state of Texas over any suit, action, or proceeding, arising out of or relating to the Loan Documents or the Loan; (b) any state or federal court sitting in the state where the Property is located or the state in which a Party’s principal place of business is located over any suit, action or proceeding, arising out of or relating to any of the Loan Documents or the Loan; (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding brought by Lender to exercise its power to foreclose the Property or any action brought by Lender to enforce its rights with respect to any other collateral under the Loan Documents, and (d) consents to service of process by any means authorized by the law of the state where the Property is located or federal law. The Parties waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

9.14	INTEGRATION; INTERPRETATION; INCONSISTENCIES. The Loan Documents contain or expressly incorporate by reference the entire agreement of the Parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all Parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by by the Parties in writing. In the event of any inconsistencies between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall prevail.

9.15	JOINT AND SEVERAL LIABILITY. The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

9.16	FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

9.17	NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

9.18	ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property or the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, attorneys’ fees and expenses and court costs.

9.19	LENDER’S CONSENT. Wherever in this Agreement there is a requirement for Lender’s consent and/or a document to be provided or an action taken, it is understood that, except as expressly stated herein, Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

9.20	HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

9.21	COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of; each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

9.22	ARBITRATION.

a.	Arbitration. The Parties hereto agree, upon demand by any Party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the Loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

b.	Governing Rules. Any arbitration proceeding will (i) proceed in a location in Texas selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the Parties; and (iii) be conducted by the AAA, or such other administrator as the Parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any Party who fails or refuses to submit to arbitration following a demand by any other Party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any Party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

c.	No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any Party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any Party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this Section 9.22(c).

d.

Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. Any arbitrator(s) will be a neutral attorney licensed in the State of Texas or a neutral retired judge of the state or federal judiciary of Texas, in either case with a minimum of ten years of experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator(s) will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator(s) will decide (by documents only or with a hearing at the arbitrator’s(s’) discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator(s) shall resolve all disputes in accordance with the substantive law of Texas and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator(s) shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator(s) deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. The Parties agree that the arbitrator’s decision is subject to review by the applicable courts to the greatest extent allowed by law.

e.	Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator(s) upon a showing that the request for discovery is essential for the Party’s presentation and that no alternative means for obtaining information is available.

f.	Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

g.	Payment of Arbitration Costs and Fees. The arbitrator(s) shall award all costs and expenses of the arbitration proceeding.

h.	Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of Texas, thereby agreeing that all indebtedness and obligations of the Parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable.

i.	Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the Parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other Party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a Party required in the ordinary course of its business or by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the Parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the Parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the Parties.

9.23	EXHIBITS INCORPORATED. Exhibit A and B attached hereto, are hereby incorporated into this Agreement by this reference.

9.24	NO NOVATION; AMENDMENT AND RESTATEMENT. This Agreement is not intended to and shall not constitute a novation, payment and reborrowing or termination of the indebtedness or any other obligations under the Prior Loan Agreement. All loans made and obligations incurred under the Prior Loan Agreement which are outstanding on the Effective Date shall continue as loans and obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Upon this Agreement becoming effective pursuant to Section 2.1 on the Effective Date, (a) all terms and conditions of the Prior Loan Agreement and any other Loan Documents executed and delivered pursuant thereto, as amended by this Agreement and the other Loan Documents being executed and delivered in connection herewith, shall be and remain in full force and effect, as so amended; and (b) the terms and conditions of the Prior Loan Agreement shall be amended as set forth herein and, as so amended, the Prior Loan Agreement shall be restated in its entirety.

9.25

ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS. Each of the Guarantors hereby acknowledges that it has read this Agreement and the other Loan Documents being executed and delivered in connection herewith and consents to the terms hereof and thereof, and hereby confirms, acknowledges and agrees that (i) the Loan and the Note as defined in this Agreement constitute the “Loan” and the “Note” under the Loan Documents to which such Grantor is a party and (ii) notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under the Loan Documents to which such Guarantor is a party shall not be impaired or affected and the Loan Documents to which such Guarantor is a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects. Each of the Guarantors further agrees that nothing in this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to this Agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date first written above.

LENDER:

WELLS FARGO BANK,

NATIONAL ASSOCIATION

By:	/s/ Alan Prohaska
Name:	Alan Prohaska
Title:	Vice President

Lender’s Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Carlsbad Regional Commercial Banking Office

5901 Priestly Drive, Suite 130

Carlsbad, CA 92008

Attention: Alan Prohaska and Samantha Jones

Amended and Restated Loan Agreement

BORROWER:

GREENHOUSE REAL ESTATE, LLC, a Texas limited liability company

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Sole Manager and Chairman

Borrower’s Address:

115 East Park Drive, Second Floor

Brentwood, TN 37027

Amended and Restated Loan Agreement

Acknowledged and Agreed to:

GUARANTORS:

AMERICAN ADDICTION CENTERS, INC.

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Chairman & CEO

BEHAVIORAL HEALTHCARE REALTY, LLC

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Manager

/s/ Michael T. Cartwright
Michael T. Cartwright, an individual

/s/ Jerrod Menz
Jerrod Menz, an individual

Amended and Restated Loan Agreement

EXHIBIT A

DESCRIPTION OF PROPERTY

Exhibit A to AMENDED AND RESTATED LOAN AGREEMENT between GREENHOUSE REAL ESTATE, LLC, a Texas limited liability company, as “Borrower”. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender”.

All that certain real property located in the County of Tarrant, State of Texas, described as follows:

Being a lot, tract or parcel of land situated in the J. Goodwin Survey, Abstract No. 595, and J.R. Parker Survey, Abstract No. 1227, City of Grand Prairie, Tarrant County, Texas, and being all of Revised Site 2, Blocks 1 and 13, Industrial Community No. 1, Great Southwest Industrial District, an addition to the City of Grand Prairie, Tarrant County, Texas, as recorded in Volume 388-29, Page 47, Plat Records, Tarrant County, Texas, and a portion of Revised Site 1, Blocks 1 and 13, Industrial Community No. 1, Great Southwest Industrial District, an addition to the City of Arlington, Tarrant County, Texas, as recorded in Volume 388-27, Page 457, Plat Records, Tarrant County, Texas, and being more particularly described as follows:

Commencing at the intersection of the North line of Avenue “H” East (80’ R.O.W.) and the West line of 107th Street (100’ R.O.W.); Thence North along the West line of said 107th Street for a distance of 827.31 feet to the Point of Beginning, said point being the most Easterly Northeast corner of a 19.368 acre tract of land as recorded in Volume 388-139, Page 37, Plat Records, Tarrant County, Texas;

Thence West along the North line of said 19.368 acre tract, a distance of 355.00 feet to a 1/2 inch iron rod found for corner;

Thence North, along an interior East line of said 19.368 acre tract, a distance of 52.00 feet to a 1/2 inch iron rod found for corner;

Thence South 89 degrees 59 minutes 32 seconds West, a distance of 104.22 feet to a 1/2 inch iron rod found for corner in the North line of Site 7, Block 13;

Thence South 89 degrees 22 minutes 41 seconds West, along the North line of Site 7, Block 13, a distance of 17.70 feet to a 1/2 inch iron rod found for corner;

Thence North 01 degrees 03 minutes 28 seconds East along the North line of Site 7, Block 13, a distance of 8.23 feet to a 1/2 inch iron rod found for corner;

Thence North 12 degrees 38 minutes 28 seconds West, a distance of 249.65 feet to a 1/2 inch iron rod for corner and the beginning of a curve to the left, having a radius of 294.12 feet, a central angle of 41 degrees 51 minutes 09 seconds, a chord bearing of North 33 degrees 26 minutes 11 seconds West, a chord distance of 210.10;

Thence long said curve to the left, an arc length of 214.84 feet to a 1/2 inch iron rod found for corner in the South line of Arlington Golf Club, Inc.;

Thence South 89 degrees 48 minutes 26 seconds East, along the South line of Arlington Golf Club, Inc., a distance of 187.67 feet to a 1/2 inch iron rod found for corner and being the Northwest corner of Site 2, Block 1 and 13, Industrial Community No. 1, Great Southwest Industrial District;

Thence East, along the North line of said Site 2, Block 1 and 13, Industrial Community No. 1, Great Southwest Industrial District, a distance of 473.38 feet to a 1/2 inch iron rod found for corner in the West line of said 107th Street and the intersection of a curve to the left, having a radius of 1158.84 feet, a central angle of 06 degrees 23 minutes 06 seconds, a chord bearing of South 07 degrees 42 minutes 13 seconds West, a chord distance of 129.08 feet;

Thence along said curve to the left, an arc length of 129.14 feet to a 1/2 inch iron rod found for corner and the point of compound curvature to the left, having a radius of 1226.46 feet, a central angle of 08 degrees 54 minutes 18 seconds, a chord bearing of South 00 degrees 03 minutes 31 seconds West, a chord distance of 190.43 feet;

Thence along said curve to the left, an arc length of 190.62 feet to a 1/2 inch iron rod found for corner and the point of reverse curvature to the right, having a radius of 1226.46 feet, a central angle of 04 degrees 23 minutes 38 seconds, a chord bearing of South 02 degrees 11 minutes 49 seconds East, a chord distance of 94.03 feet;

Thence along said curve to the right, an arc length of 94.05 feet to a 1/2 inch iron rod found for corner;

Thence South, continuing along said West R.O.W. line of 107th Street, a distance of 66.02 feet to the Point of Beginning and containing 244,577.87 square feet or 5.615 acres of land, more or less.

Address: 1171 107th Street, Grand Prairie, Tarrant County, Texas

Amended and Restated Loan Agreement

EXHIBIT B

DOCUMENTS

Exhibit B to AMENDED AND RESTATED LOAN AGREEMENT between GREENHOUSE REAL ESTATE. LLC, a Texas limited liability company, as “Borrower”. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender” (“Agreement”).

1.	LOAN DOCUMENTS. The documents listed below and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1	This Agreement.

1.2	Note.

1.3	Uniform Commercial Code National Financing Statement Form UCC-1.

1.4	Amended and Restated Deed of Trust, Assignment of Rent and Leases, Security Agreement and Fixture Filing, dated as of the Effective Date, which amended and restated the Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of October 8, 2013 and recorded under Instrument # D213269290 in Tarrant County, Texas.

1.4	Repayment Guaranty, dated as of October 8, 2013, by MICHAEL CARTWRIGHT, an individual (“Cartwright”), JERROD MENZ, an individual (“Menz”), AMERICAN ADDICTION CENTERS, INC., a Nevada corporation (“AAC”), and BEHAVIORAL HEALTHCARE REALTY, LLC, a Delaware limited liability company (“BHR” and, together with Cartwright, Menz and AAC collectively, “Guarantors”), in favor of Lender, as amended by the Amendment and Joinder to Repayment guaranty, Completion guaranty and Hazardous Materials Indemnity Agreement, dated as of April 15, 2014 (the “Amendment and Joinder”).

1.5	Completion Guaranty, dated as of October 8, 2013, by the Guarantors in favor of Lender, as amended by the Amendment and Joinder.

1.6	Hazardous Materials Indemnity Agreement, dated as of October 8, 2013, by the Guarantors in favor of Lender, as amended by the Amendment and Joinder.

1.7	Amended and Restated Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel and Attornment Agreement, dated as of the Effective Date, which amended and restated the Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel and Attornment Agreement, dated as of October 8, 2013 and recorded under Instrument # D213269291 in Tarrant County, Texas.

1.8	Assignment of Construction Agreements, dated as of October 8, 2013, executed by Borrower in favor of Lender and consented to by the contractor named therein.

1.9	Assignment of Architectural Agreements and Plans and Specifications, dated as of October 8, 2013, executed by Borrower in favor of Lender and consented to by the architect named therein.

2.	OTHER RELATED DOCUMENTS (WHICH ARE NOT LOAN DOCUMENTS)

2.1	Limited Liability Company Borrowing Certificate executed by Borrower.
2.2	Corporate Resolution Continuing Guaranty certified by the Secretary of AAC.

2.3	Limited Liability Company Certificate Continuing Guaranty executed by BHR.

2.4	Agreement for Disbursement Prior to Recording and Amendment to Note executed by Borrower and Lender.